Consent of Independent Certified Public Accountants

     We have issued our report dated April 21, 2004 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Series 66 as of February 29, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       Grant Thornton LLP

Chicago, Illinois
June 24, 2004